Exhibit 3.2

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

PUMA BIOTECHNOLOGY, INC.

WITH AND INTO

INNOVATIVE ACQUISITIONS CORP.

(Pursuant to Section 253 of the Delaware General Corporation Law)

Innovative Acquisitions Corp., a Delaware corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies:

FIRST: The Corporation was incorporated on April 27, 2007 pursuant to the provisions of the Delaware General Corporation Law (the “DGCL”).

SECOND: The Corporation owns all of the outstanding shares of common stock (the only outstanding class of stock) of Puma Biotechnology, Inc., a corporation incorporated on September 15, 2010 pursuant to the DGCL (the “Subsidiary”).

THIRD: The Corporation, by resolutions (the “Resolutions of Merger”) duly adopted by the unanimous written consent of its Board of Directors, dated October 4, 2011, determined to effect a merger of the Subsidiary with and into the Corporation, pursuant to Section 253 of the DGCL, in which the Corporation shall be the surviving corporation (the “Merger”). A true and correct copy of the Resolutions of Merger is annexed hereto as Exhibit A and incorporated herein by reference. The Resolutions of Merger have not been amended, modified, rescinded or revoked and are in full force and effect on the date hereof.

FOURTH: As provided in the Resolutions of Merger, pursuant to Section 253(b) of the DGCL, upon the Merger becoming effective, the name of the Corporation shall be changed from “Innovative Acquisitions Corp.” to “Puma Biotechnology, Inc.”

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer this 4th day of October, 2011.

INNOVATIVE ACQUISITIONS CORP.

By:	/s/ Alan H. Auerbach
Name:	Alan H. Auerbach
Title:	President and Chief Executive Officer

EXHIBIT A

RESOLUTIONS OF MERGER

WHEREAS, the Corporation owns all of the outstanding shares of the capital stock of Puma Biotechnology, Inc., a Delaware corporation (the “Subsidiary”); and

WHEREAS, the Board of Directors of the Corporation has deemed it advisable that the Subsidiary be merged with and into the Corporation pursuant to Section 253 of the DGCL.

NOW, THEREFORE, BE IT RESOLVED, that the Subsidiary be merged with and into the Corporation pursuant to Section 253 of the DGCL (the “Merger”).

RESOLVED FURTHER, that the Corporation shall be the corporation surviving the Merger and shall continue its corporate existence under the DGCL, and shall possess all of the rights and assets of the constituent corporations and be subject to, and be deemed to have hereby assumed, all the liabilities and obligations of each of the constituent corporations in accordance with the provisions of the DGCL.

RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be canceled and no consideration shall be issued in respect thereof.

RESOLVED FURTHER, that the Certificate of Incorporation of the Corporation, as in effect immediately prior to the effective time of the Merger, shall continue in full force and effect as the certificate of incorporation of the surviving corporation, until amended as provided by law, except that upon the effective time of the Merger, in accordance with Section 253(b) of the DGCL, the name of the Corporation shall be amended to change the name of the Corporation from “Innovative Acquisitions Corp.” to “Puma Biotechnology, Inc.”

RESOLVED FURTHER, that the Bylaws of the Corporation, as in effect immediately prior to the effective time of the Merger, shall continue in full force and effect as the Bylaws of the surviving corporation until amended or repealed as therein provided, except that the Bylaws of the Corporation shall be, and hereby are, amended to delete the name “Innovative Acquisitions Corp.” wherever it may therein appear, and substitute therefor in all such places the name “Puma Biotechnology, Inc.”

RESOLVED FURTHER, that the proper officers of the Corporation be, and they hereby are, authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Corporation, a Certificate of Ownership and Merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary or appropriate to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.